                                                                      EXHIBIT 23


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





As independent public accountants, we hereby consent to the incorporation by reference of our reports dated February 13, 1998 on the financial statements and schedule of EDAC Technologies Corporation incorporated by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in the following registration statements:
1991 Stock Option Plan (File #33-48505), 1996 Stock Option Plan (File #333-24857) and the Robert Whitty Stock Option Plan (File #333-18109).






/s/ARTHUR ANDERSEN LLP

Hartford, Connecticut
March 18, 1998